SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                 June 22, 2009

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1001 Murphy Ranch Road, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:            (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 and Item 7.01. Regulation FD Disclosure and Results of Operations and Financial Condition

On June 22, 2009, Intersil Corporation issued a press release announcing that second quarter revenue will be above the company’s previous outlook. The company now expects second quarter revenue to be between $145 million and $148 million, an estimated increase of 23 to 25 percent over the first quarter. The company’s previous revenue guidance was between $123 million and $132 million. A copy of the press release is furnished as Exhibit 99.1 to this report pursuant to Item 2.02 and Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated June 22, 2009.

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date: June 23, 2009	By:	/s/ Thomas C. Tokos
Name: Thomas C. Tokos Title: Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
EX-99.1	Press Release issued by Intersil Corporation on June 22, 2009.